Exhibit 99.1

Contacts
Media
Ted Lowen, Engelhard Corp.
732-205-6360

Investor Relations
Gavin A. Bell, Engelhard Corp.
732-205-6313
Ref. #C1439
         or
Dan Katcher / Eden Abrahams
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Engelhard Corporation
101 Wood Avenue,
P.O. Box 770
For immediate release                                                                                                                      Iselin, NJ Iselin, NJ 08830

NEW ENGELHARD TECHNOLOGY
ENABLES LONGER−LASTING SKIN PROTECTION

ISELIN, NJ, March 28, 2006─ Engelhard Corporation (NYSE:EC) has launched a new, natural anti-oxidant delivery system for protecting skin from environmental stresses such UVB rays.

Engelhard Phenoline® vectors are microspheres that stabilize natural plant molecules, called polyphenols, in order to optimize their protective power when used in cosmetic applications such as firming and toning skin, anti-cellulite body care and scavenging free radicals (highly reactive, unstable molecules that cause damage to healthy skin cells.)

Phenoline vectors are based on agar (a seaweed extraction), that encapsulates the benefits of flowers and fruits in their natural form. These green tea, mimosa, strawberry and blueberry microcapsules penetrate the superficial layers of the skin and gradually open in response to enzymatic action.

“This new technology enables more universal applications of the protective and draining properties of polyphenols for the cosmetics industry,” said Frank Freiler, Engelhard’s general manager, personal care materials. “Our exclusive encapsulation technology can stabilize a wide range of different types of polyphenols from various origins universally and rapidly.”  Commercially available as gel-like triglycerides, Phenoline vectors deliver protective, draining polyphenol molecules into the skin for enduring care and protection.

Phenoline vectors do not cause discoloration or reduce the effectiveness of other skin care product formulas due to oxidation.

Engelhard is a leading global supplier of materials technology to the cosmetic and personal care industries. The company's comprehensive approach to personal care materials is built on innovative science that helps create beauty. Engelhard develops active ingredients that address the stresses of time, environment and lifestyle that negatively affect skin such as sun exposure, dryness and aging. These innovative ingredients are supplemented with aesthetic enhancers, preservatives and pigments to provide a single source for personal care and cosmetic formulation needs.

Engelhard Corporation is a surface and materials science company that develops technologies to improve customers’ products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.

Forward-Looking Statements. This announcement contains forward-looking statements. There are a number of factors that could cause Engelhard’s actual results to vary materially from those projected in the forward-looking statements. For a more thorough discussion of these factors, please refer to “Forward-Looking Statements” (excluding the first and sixth sentences thereof) on page 34 of Engelhard’s 2005 Annual Report on Form 10-K, dated March 3, 2006 and Exhibit (a)(11) to Amendment No. 2 to the Company's Schedule 14D-9 (Investor Presentation entitled "Engelhard Response to BASF Offer") (excluding the last paragraph of page 33 thereof), filed on February 2, 2006.

Additional Information and Where To Find It. This announcement does not constitute an offer or invitation to purchase nor a solicitation of an offer to sell any securities of Engelhard. In connection with the proposed transaction, BASF filed a Tender Offer Statement on Schedule TO on January 9, 2006, which has been amended (the “Tender Offer Statement”). Engelhard has filed certain materials with the SEC, including a Solicitation/Recommendation Statement on Schedule 14D-9, which has been amended (the “Schedule 14D-9”). Engelhard plans to file with the SEC and mail to its shareholders a Proxy Statement on Form 14A relating to the 2006 annual meeting of shareholders and the election of directors (the “2006 Proxy Statement”). Information regarding the names of Engelhard’s directors and executive officers and their respective interests in Engelhard by security holdings or otherwise is set forth in Engelhard’s Proxy Statement relating to the 2005 annual meeting of shareholders (“2005 Proxy Statement”). Additional information regarding the interests of such potential participants will be included in the 2006 Proxy Statement and other relevant documents to be filed with the SEC in connection with Engelhard’s 2006 annual meeting of stockholders that will be filed with the SEC.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the Tender Offer Statement, Schedule 14D-9, 2005 Proxy Statement, 2006 Proxy Statement (when it is filed and becomes available) and other documents filed by Engelhard or BASF with the SEC at the SEC's website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of each of the Schedule 14D-9, 2005 Proxy Statement and 2006 Proxy Statement (when it is filed and becomes available), as well as Engelhard's related filings with the SEC, from Engelhard by directing a request to Engelhard Corporation, 101 Wood Avenue, Iselin, New Jersey 08830, Attention: Investor Relations or at 732-205-5000.

Copies of Engelhard’s letter to stockholders and Schedule 14D-9 may also be obtained from MacKenzie Partners, Inc. by calling 1-800-322-2885 toll free or at 1-212-929-5500 collect or by e-mail at Engelhard@mackenziepartners.com.

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